Exhibit 99.1

FOR IMMEDIATE RELEASE
Comscore Reports Third Quarter 2026 Results
Executing Against Transformational ROI Strategy for Long-Term Value Creation
Reaffirming Full Year 2026 Outlook
RESTON, Va., November 3, 2026 – comScore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today reported financial results for the quarter ended September 30, 2026.
"During the third quarter, we announced our transformational ROI strategy, which was designed to realign our business and cost structure, optimize our operations, and invest in higher-potential growth areas. Our team executed against this new operating model with a strong sense of urgency, allowing us to achieve significant cost savings in the quarter," said Matt McLaughlin, Chief Executive Officer of Comscore. "We are taking aggressive actions to rationalize our operational footprint and are focused on serving customers in our core business, as well as identifying and capitalizing on long-term growth opportunities in the evolving media landscape. I'm proud of the difficult work our team has done to execute against our plan and remain confident that we will exit the year well positioned to transform the business in 2027 and begin investing for long-term growth."
Business and Financial Highlights
•Revenue for the third quarter was $76.2 million compared to $88.9 million in Q3 2025 ($79.4 million in Q3 2025 on a pro forma basis, excluding revenue of $9.5 million from the recently divested Movies business)
•Net loss of $65.5 million compared to net income of $0.5 million in Q3 2025, primarily due to a non-cash goodwill impairment charge of $57.3 million and restructuring costs of $5.5 million in Q3 2026
•Adjusted EBITDA1 of $5.8 million compared to $11.0 million in Q3 2025
•Reaffirming full year 2026 outlook, with revenue range between $315 million and $325 million
Third Quarter Summary Results
Revenue in the third quarter was $76.2 million, down 14.3% from $88.9 million in the third quarter of 2025, and down 4.1% from $79.4 million on a pro forma basis, excluding revenue from the Movies business divested in May 2026. Content & Ad Measurement revenue decreased 14.4% (2.1% decrease on a pro forma basis) compared to the prior-year quarter due to lower Syndicated Audience revenue, primarily related to the divestiture of the Movies business, as well as lower performance in syndicated digital products. Cross-Platform revenue was flat compared to the prior-year period, with lower usage in Proximic offset by new business in CCM. Research & Insight Solutions revenue decreased 13.9% from the prior-year period, primarily due to lower renewals and lower deliveries of certain custom digital products.
Core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $79.6 million for the quarter, down 8.0% compared to $86.6 million in the third quarter of last year, primarily due to lower employee compensation, data costs, and facilities expense.
Due in part to a decline in the Company's stock price and market capitalization and the implementation of the realignment plan in the third quarter, management performed an interim review of the Company's goodwill, which resulted in a non-cash goodwill impairment charge of $57.3 million during the three months ended September 30, 2026. This charge does not directly impact the Company's liquidity, cash flows, or future operations.
Primarily due to the goodwill impairment charge and restructuring costs, net loss for the quarter was $65.5 million compared to net income of $0.5 million in the prior-year period, resulting in net (loss) income margins of (86.0)% and 0.5% of revenue, respectively. Loss per share attributable to common shares was $(4.26) for the third quarter of 2026. After accounting for dividends on the Company's then-outstanding Series B convertible preferred stock, loss per share attributable to common shares was $(0.86) for the third quarter of 2025.
1 Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures defined in the "Third Quarter Summary Results" section and are reconciled to net income (loss) and net income (loss) margin in the addendum of this release.

Non-GAAP adjusted EBITDA for the quarter was $5.8 million, compared to $11.0 million in the prior-year period, resulting in adjusted EBITDA margins of 7.6% and 12.4%, respectively. Adjusted EBITDA and adjusted EBITDA margin exclude depreciation and amortization, net interest expense, income taxes, impairment charges, stock-based compensation expense, transformation costs, restructuring costs, strategic transaction costs, gain/loss from foreign currency transactions, loss on extinguishment of debt, gain/loss on divestiture of business, and other items as presented in the accompanying tables.
Balance Sheet and Liquidity
As of September 30, 2026, cash, cash equivalents and restricted cash totaled $19.5 million, including $0.2 million in restricted cash. Net cash used during the third quarter of 2026 included payments related to the Company's restructuring plan of $3.0 million and payments for strategic transaction costs of $1.9 million primarily related to the divestiture of the Movies business.
As of September 30, 2026, the Company's only debt obligations consisted of outstanding principal on finance leases related to equipment purchases. The Company repaid all outstanding obligations under its senior secured credit facility in May 2026.
2026 Outlook
Mary Margaret Curry, Comscore's Chief Financial Officer, concluded, "We are in the early innings of executing our ROI strategy, which is rooted in building a foundation for long-term value creation, and we are already seeing signs of progress. Our outlook for the full year 2026 is unchanged, with revenue expected to be between $315 million and $325 million and an adjusted EBITDA margin in the low-to-mid single digits. We remain focused on our transformation efforts as we close out the year, and we are on track to generate the $20 to $25 million in annual run-rate cost savings we expected from our realignment plan. We plan to use a portion of these savings to execute our ROI strategy and invest in long-term growth opportunities as we move into 2027."
The Company does not provide GAAP net income (loss) or net income (loss) margin on a forward-looking basis because it is unable to predict with reasonable certainty its future stock-based compensation expense, fair value adjustments, litigation and restructuring expense, strategic transaction costs, foreign currency transaction impact, and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, the Company is unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net income (loss) and net income (loss) margin, on a forward-looking basis.
Conference Call Information for Today, Tuesday, November 3, 2026 at 5:00 p.m. ET
Management will host a conference call to discuss the results on Tuesday, November 3, 2026 at 5:00 p.m. ET. The live audio webcast along with supplemental information will be accessible at ir.comscore.com/events-presentations. Participants can obtain dial-in information by registering for the call at the same web address and are advised to register in advance of the call to avoid delays. Following the conference call, a replay will be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a trusted global partner for planning, activating and evaluating media across platforms. Its unmatched data footprint brings together Connected TV (CTV), digital, national and local linear TV intelligence with advanced audience insights to help media buyers and sellers understand how audiences engage across screens and make business decisions with confidence. Comscore is a preeminent provider of independent, comprehensive cross-platform measurement and decisioning solutions designed to improve outcomes at scale.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, the Company's expectations, forecasts, plans and opinions regarding future value creation; the timing, scope and impact of the Company's realignment plan and ROI-based operating model; the amount and potential use of expected cost savings from the realignment plan; planned operational improvements; future growth opportunities and investments; and full year 2026 revenue and adjusted EBITDA performance. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, impediments to the Company's ability to execute the realignment plan as currently contemplated; higher-than-expected costs to implement the plan; changes to the assumptions upon which the estimated charges and savings are based; unintended consequences from the plan that could negatively impact the Company's business or strategy; cash flow and liquidity challenges related to plan implementation and the loss of non-strategic revenue; changes in the Company's business, customer or vendor relationships, including evolving restrictions on data collection and matching; litigation and regulatory costs; external market conditions; and the Company's ability to achieve its expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that the Company makes from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on the Company's forward-looking statements, which speak only as of the date such statements are made. Except as required by law, the Company does not intend or undertake, and expressly disclaims any duty or obligation, to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding the Company's financial results, the Company is disclosing in this press release adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures used by management to understand and evaluate the Company's core operating performance and trends. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company's operating results, as they permit investors to view core business performance using the same metrics that management uses to evaluate performance. Nevertheless, the Company's use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Instead, investors should consider these measures alongside GAAP-based financial performance measures, net income (loss), net income (loss) margin, various cash flow metrics, and the Company's other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures, net income (loss) and net income (loss) margin. These reconciliations should be carefully evaluated.

Media
Marie Scoutas
Comscore, Inc.
(917) 213-2032
Press@comscore.com

Investors
Jackie Marcus or Nick Nelson
Alpha IR Group
(617) 466-9257
Investor@comscore.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	September 30, 2026	December 31, 2025
(In thousands, except share and per share data)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,280	$23,621
Restricted cash	197	3,179
Accounts receivable, net of allowances of $518 and $496, respectively	39,432	57,260
Prepaid expenses and other current assets	16,065	12,210
Total current assets	74,974	96,270
Property and equipment, net	38,616	43,714
Operating right-of-use assets	4,062	8,565
Deferred tax assets	2,628	3,154
Intangible assets, net	632	2,529
Goodwill	127,870	248,636
Other non-current assets	6,231	4,841
Total assets	$255,013	$407,709
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$22,482	$16,956
Accrued expenses	42,059	44,879
Contract liabilities	31,438	36,575
Customer advances	4,499	7,605
Current operating lease liabilities	6,234	8,783
Other current liabilities	5,066	8,093
Total current liabilities	111,778	122,891
Secured term loan	—	39,297
Non-current operating lease liabilities	803	6,238
Non-current portion of accrued data costs	19,553	24,917
Deferred tax liabilities	—	1,997
Non-current payable to preferred stockholders	4,920	4,457
Other non-current liabilities	3,955	6,751
Total liabilities	141,009	206,548
Commitments and contingencies
Series C convertible redeemable preferred stock, $0.001 par value; 12,670,863 shares authorized, issued and outstanding as of September 30, 2026 and December 31, 2025; aggregate liquidation preference of $183,728 as of September 30, 2026 and December 31, 2025	89,654	89,722
Stockholders' equity:
Preferred stock, $0.001 par value; 1,329,137 shares authorized as of September 30, 2026 and December 31, 2025; no shares issued or outstanding as of September 30, 2026 or December 31, 2025	—	—
Common stock, $0.001 par value; 46,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 15,586,003 shares issued and 15,247,764 shares outstanding as of September 30, 2026, and 15,214,378 shares issued and 14,876,139 shares outstanding as of December 31, 2025	15	15
Additional paid-in capital	1,784,117	1,781,265
Accumulated other comprehensive loss	(13,275)	(9,862)
Accumulated deficit	(1,516,523)	(1,429,995)
Treasury stock, at cost, 338,239 shares as of September 30, 2026 and December 31, 2025	(229,984)	(229,984)
Total stockholders' equity	24,350	111,439
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$255,013	$407,709

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2026	2025	2026	2025
Revenues	$76,158	$88,906	$240,726	$264,004

Cost of revenues (1) (2)	47,324	52,783	151,294	157,629
Selling and marketing (1) (2)	11,262	14,551	41,696	46,017
Research and development (1) (2)	6,456	7,184	21,396	23,106
General and administrative (1) (2)	14,566	12,050	42,344	37,397
Amortization of intangible assets	633	633	1,897	1,897
Impairment of goodwill	57,300	—	57,300	—
Restructuring	5,496	—	5,496	—
(Gain) loss on divestiture of business, net	(116)	—	2,566	—
Total expenses from operations	142,921	87,201	323,989	266,046
(Loss) income from operations	(66,763)	1,705	(83,263)	(2,042)
Other income, net	1,256	—	1,673	—
Interest expense, net	(171)	(1,699)	(2,942)	(5,010)
(Loss) gain from foreign currency transactions	(266)	136	1,494	(5,410)
Loss on extinguishment of debt	—	—	(3,970)	—
(Loss) income before income taxes	(65,944)	142	(87,008)	(12,462)
Income tax benefit (provision)	449	311	480	(570)
Net (loss) income	$(65,495)	$453	$(86,528)	$(13,032)
Net loss available to common stockholders:
Net (loss) income	$(65,495)	$453	$(86,528)	$(13,032)
Convertible redeemable preferred stock dividends	—	(4,971)	—	(13,904)
Total net loss available to common stockholders	$(65,495)	$(4,518)	$(86,528)	$(26,936)
Net loss per common share:
Basic and diluted	$(4.26)	$(0.86)	$(5.67)	$(5.24)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	15,387,694	5,252,039	15,257,019	5,136,696
Comprehensive (loss) income:
Net (loss) income	$(65,495)	$453	$(86,528)	$(13,032)
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(479)	(325)	(2,968)	7,590
Total comprehensive (loss) income	$(65,974)	$128	$(89,496)	$(5,442)

(1) Excludes amortization of intangible assets, which is presented as a separate line item.
(2) Stock-based compensation expense is included in the line items above as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of revenues	$75	$54	$145	$615
Selling and marketing	9	17	140	524
Research and development	47	31	83	367
General and administrative	842	275	1,341	1,357
Total stock-based compensation expense	$973	$377	$1,709	$2,863

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2026	2025
Operating activities:
Net loss	$(86,528)	$(13,032)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of goodwill	57,300	—
Depreciation	17,239	17,650
Non-cash loss on extinguishment of debt	3,477	—
Non-cash operating lease expense	3,268	3,744
Amortization expense of finance leases	2,744	2,794
Amortization of intangible assets	1,897	1,897
Stock-based compensation expense	1,709	2,863
Gain on divestiture of business	(1,294)	—
Deferred tax (benefit) provision	(1,865)	520
Unrealized foreign currency (gain) loss	(2,158)	4,788
Other	1,639	1,984
Changes in operating assets and liabilities:
Accounts receivable	16,481	13,990
Prepaid expenses and other assets	(1,559)	504
Accounts payable, accrued expenses and other liabilities	5,487	(3,214)
Contract liabilities and customer advances	(5,567)	(8,454)
Operating lease liabilities	(6,577)	(6,545)
Net cash provided by operating activities	5,693	19,489

Investing activities:
Proceeds from divestiture of business, net of cash transferred	55,740	—
Purchases of property and equipment	(756)	(649)
Capitalized internal-use software costs	(16,689)	(16,757)
Net cash provided by (used in) investing activities	38,295	(17,406)

Financing activities:
Principal payments of term loan	(44,550)	(338)
Principal payments on finance leases	(3,001)	(2,978)
Principal payments on insurance financing	(1,957)	(1,796)
Payment of preferred stock and common stock issuance costs	(1,219)	—
Contingent consideration payment at initial value	—	(859)
Payment of financing and debt issuance costs	—	(559)
Other	(503)	(6)
Net cash used in financing activities	(51,230)	(6,536)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(81)	868
Net decrease in cash, cash equivalents and restricted cash	(7,323)	(3,585)
Cash, cash equivalents and restricted cash at beginning of period	26,800	33,468
Cash, cash equivalents and restricted cash at end of period	$19,477	$29,883

	As of September 30,
	2026	2025
Cash and cash equivalents	$19,280	$26,705
Restricted cash	197	3,178
Total cash, cash equivalents and restricted cash	$19,477	$29,883

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net (loss) income and net (loss) income margin to non-GAAP adjusted EBITDA and adjusted EBITDA margin for each of the periods identified:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2026 (Unaudited)	2025 (Unaudited)	2026 (Unaudited)	2025 (Unaudited)
GAAP net (loss) income	$(65,495)	$453	$(86,528)	$(13,032)

Depreciation	5,490	5,976	17,239	17,650
Amortization expense of finance leases	906	937	2,744	2,794
Amortization of intangible assets	633	633	1,897	1,897
Interest expense, net	171	1,699	2,942	5,010
Income tax (benefit) provision	(449)	(311)	(480)	570
EBITDA	(58,744)	9,387	(62,186)	14,889

Adjustments:
Impairment of goodwill	57,300	—	57,300	—
Restructuring	5,496	—	5,496	—
Stock-based compensation expense	973	377	1,709	2,863
Strategic transaction costs (1)	588	538	2,909	538
Loss (gain) from foreign currency transactions	266	(136)	(1,494)	5,410
Transformation costs (2)	31	507	1,203	2,549
Amortization of cloud-computing implementation costs	25	362	735	1,071
Loss on extinguishment of debt	—	—	3,970	—
(Gain) loss on divestiture of business, net	(116)	—	2,566	—
Non-GAAP adjusted EBITDA	$5,819	$11,035	$12,208	$27,320
Net (loss) income margin (3)	(86.0)%	0.5%	(35.9)%	(4.9)%
Non-GAAP adjusted EBITDA margin (4)	7.6%	12.4%	5.1%	10.3%

(1) Strategic transaction costs represent third-party professional fees and other charges incurred in connection with strategic transactions, including mergers, acquisitions, financings and dispositions, regardless of whether consummated, which the Company otherwise would not have incurred as part of its normal business operations.
(2) Transformation costs represent (1) expenses incurred prior to formal launch of identified strategic projects with anticipated long-term benefits to the Company, generally relating to third-party professional fees and non-capitalizable technology costs tied directly to the identified projects and (2) severance costs associated with the reorganization of teams in connection with the identified projects.
(3) Net (loss) income margin is calculated by dividing net (loss) income by revenues reported on the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income for the applicable period.
(4) Non-GAAP adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income for the applicable period.

Revenues
Revenues from the Company's offerings of products and services are as follows:

	Three Months Ended September 30,
(In thousands)	2026 (Unaudited)	% of Revenue	2025 (Unaudited)	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$52,442	68.9%	$63,220	71.1%	$(10,778)	(17.0)%
Cross-Platform	12,186	16.0%	12,299	13.8%	(113)	(0.9)%
Total Content & Ad Measurement	64,628	84.9%	75,519	84.9%	(10,891)	(14.4)%
Research & Insight Solutions	11,530	15.1%	13,387	15.1%	(1,857)	(13.9)%
Total revenues	$76,158	100.0%	$88,906	100.0%	$(12,748)	(14.3)%

(1) Syndicated Audience revenue includes revenue from the Movies business of $9.5 million in the third quarter of 2025. No Movies revenue was included in the third quarter of 2026 due to the divestiture of the Movies business on May 27, 2026.

	Nine Months Ended September 30,
(In thousands)	2026 (Unaudited)	% of Revenue	2025 (Unaudited)	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$168,202	69.9%	$190,677	72.2%	$(22,475)	(11.8)%
Cross-Platform	37,316	15.5%	34,761	13.2%	2,555	7.4%
Total Content & Ad Measurement	205,518	85.4%	225,438	85.4%	(19,920)	(8.8)%
Research & Insight Solutions	35,208	14.6%	38,566	14.6%	(3,358)	(8.7)%
Total revenues	$240,726	100.0%	$264,004	100.0%	$(23,278)	(8.8)%

(1) Syndicated Audience revenue includes revenue from the Movies business, which decreased from $28.5 million in the nine months ended September 30, 2025 to $16.2 million in the nine months ended September 30, 2026 due to the divestiture of the Movies business on May 27, 2026.